Exhibit 99.1

Co-Diagnostics, Inc. Reports Full Year 2024 Financial Results

SALT LAKE CITY, March 27, 2025— Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced financial results for the fourth quarter and full year ended December 31, 2024.

Full Year 2024 Financial Results:

●	Revenue of $3.9 million, which declined from $6.8 million during the prior year primarily due to higher Grant revenue in 2023. Grant revenue totaled $3.1 million while product revenue totaled $0.8 million

●	Operating expenses of $43.0 million decreased by 5.2% from the prior year due to higher expenses in 2023 related to platform development and regulatory submission preparation

●	Operating loss of $40.1 million compared to operating loss of $42.7 million in 2023

●	Net loss of $37.6 million, compared to net loss of $35.3 million in the prior year, representing a loss of $1.24 per fully diluted share, compared to a loss of $1.20 per fully diluted share in the prior year

●	Adjusted EBITDA loss of $33.5 million

●	Cash, cash equivalents, and marketable securities of $29.7 million as of December 31, 2024

Full Year 2024 and Recent Business Highlights:

●	Inaugurated CoSara Diagnostics Pvt. Ltd.’s oligonucleotide synthesis facility in India to manufacture the Company’s patented Co-Primers® chemistry

●	Attended a number of trade shows and expos throughout 2024, including UHCA/UCAL Fall Convention & Expo, Medlab Africa in Cape Town, and MEDICA Trade Fair in Germany

●	Inaugurated a new manufacturing facility in South Salt Lake to manufacture our patented Co-Primers oligonucleotides, the Co-Dx™ PCR Pro™ instrument, and test cups for the new Co-Dx PCR platform

●

Advanced regulatory strategy through completion of an initial 510(k) application to the U.S. Food and Drug Administration (FDA) for the Co-Dx™ PCR Pro™ Platform, which has subsequently been withdrawn with the intention of submitting an enhanced version of the test and instrument for 510(k) clearance

“We are pleased by the progress of our pipeline development in 2024,” said Dwight Egan, Co-Diagnostics’ Chief Executive Officer. “We recently announced our decision to withdraw our 510(k) application for the Co-Dx PCR Pro and Co-Dx PCR COVID-19 test from the FDA, as we now prepare to gather updated clinical data in support of a new submission for an enhanced version of the test and instrument. We firmly believe that this decision will allow us to offer an even better test upon our initial launch and streamline the associated operational and manufacturing processes, which will be leveraged for future commercialization plans across our development pipeline. Elsewhere, we have made great progress on our tuberculosis test and anticipate clinical evaluations for this indication, as well as for the HPV multiplex and upper respiratory multiplex tests, all to commence later this year. We remain well positioned to execute our development and regulatory goals in 2025 and strongly believe in the potential of the platform, our people, and the company to make a positive impact on the state of global health.”

“We are pleased with how our progress in 2024 has moved us closer to commercializing the new platform, and are now actively focused on achieving our 2025 goals. As we advance our diagnostic test pipeline, we are committed to generating operational efficiencies to help offset development costs. We look forward to updating you on our further progress throughout the year,” said Brian Brown, Co-Diagnostics’ Chief Financial Officer.

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 844-481-2661 (domestic) or 412-317-0652 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

*The Co-Dx PCR platform (including the PCR Home™, PCR Pro™, mobile app, and all associated tests) is subject to review by the FDA and/or other regulatory bodies and is not yet available for sale.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform and to identify genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, change in fair value of contingent consideration, and realized gain on investments. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements (i) that our decision to withdraw our 510(k) application for the PCR Pro and associated COVID-19 test from the FDA and gather updated clinical will allow us to offer an even better test upon our initial launch and streamline the associated operational and manufacturing processes, and (ii) that we anticipate clinical evaluations for our tuberculosis test, as well as for the HPV multiplex and upper respiratory multiplex tests to commence later this year. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 27, 2025, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Investor Relations Contact:

Andrew Benson

Head of Investor Relations

+1 801-438-1036

investors@codiagnostics.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$2,936,544	$14,916,878
Marketable investment securities	26,811,098	43,631,510
Accounts receivable, net	132,570	303,926
Inventory, net	1,072,724	1,664,725
Income taxes receivable	-	26,955
Prepaid expenses and other current assets	1,338,762	1,597,114
Total current assets	32,291,698	62,141,108
Property and equipment, net	2,761,280	3,035,729
Operating lease right-of-use asset	2,114,876	2,966,774
Intangible assets, net	26,101,000	26,403,667
Investment in joint venture	731,065	773,382
Total assets	$63,999,919	$95,320,660
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,294,254	$1,482,109
Accrued expenses	2,562,169	2,172,959
Operating lease liability, current	915,619	838,387
Contingent consideration liabilities, current	502,819	891,666
Deferred revenue	40,857	362,449
Total current liabilities	7,315,718	5,747,570
Long-term liabilities
Income taxes payable	713,643	659,186
Operating lease liability	1,236,560	2,152,180
Contingent consideration liabilities	422,080	748,109
Total long-term liabilities	2,372,283	3,559,475
Total liabilities	9,688,001	9,307,045
Commitments and contingencies (Note 12)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 37,902,222 shares issued and 33,053,544 shares outstanding as of December 31, 2024 and 36,108,346 shares issued and 31,259,668 shares outstanding as of December 31, 2023	37,902	36,108
Treasury stock, at cost; 4,848,678 shares held as of December 31, 2024 and December 31, 2023, respectively	(15,575,795)	(15,575,795)
Additional paid-in capital	102,472,210	96,808,436
Accumulated other comprehensive income	418,443	146,700
Accumulated earnings (deficit)	(33,040,842)	4,598,166
Total stockholders’ equity	54,311,918	86,013,615
Total liabilities and stockholders’ equity	$63,999,919	$95,320,660

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2024	2023
Product revenue	$770,048	$991,473
Grant revenue	3,145,112	5,820,565
Total revenue	3,915,160	6,812,038
Cost of revenue	999,124	4,184,949
Gross profit	2,916,036	2,627,089
Operating expenses
Sales and marketing	4,483,339	6,860,815
General and administrative	16,157,152	14,279,441
Research and development	20,979,589	22,962,593
Depreciation and amortization	1,377,266	1,230,474
Total operating expenses	42,997,346	45,333,323
Loss from operations	(40,081,310)	(42,706,234)
Other income, net
Interest income, net	1,091,825	1,161,913
Realized gain on investments	870,745	2,243,059
Gain (loss) on disposition of assets	8,291	(2,578)
Gain on remeasurement of acquisition contingencies	714,876	1,092,581
Gain (loss) on equity method investment in joint venture	(186,067)	100,703
Total other income, net	2,499,670	4,595,678
Loss before income taxes	(37,581,640)	(38,110,556)
Income tax provision (benefit)	57,368	(2,777,691)
Net loss	$(37,639,008)	$(35,332,865)
Other comprehensive loss
Change in net unrealized gains on marketable securities, net of tax	271,743	(146,440)
Total other comprehensive income (loss)	$271,743	$(146,440)
Comprehensive loss	$(37,367,265)	$(35,479,305)

Loss per common share:
Basic and Diluted	$(1.24)	$(1.20)
Weighted average shares outstanding:
Basic and Diluted	30,335,350	29,346,599

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

Reconciliation of net loss to adjusted EBITDA:

	Years Ended December 31,
	2024	2023
Net loss	$(37,639,008)	$(35,332,865)
Interest income, net	(1,091,825)	(1,161,913)
Realized gain on investments	(870,745)	(2,243,059)
Depreciation and amortization	1,377,266	1,230,474
(Gain) loss on disposition of assets	(8,291)	2,578
Change in fair value of contingent consideration	(714,876)	(1,092,581)
Stock-based compensation expense	5,434,904	8,336,856
Income tax provision (benefit)	57,368	(2,777,691)
Adjusted EBITDA	$(33,455,207)	$(33,038,201)